                                                                   EXHIBIT 10.11

ALL SECTIONS MARKED WITH ASTERISKS REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY THQ INC. AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT.


                  PLAYSTATION(R) LICENSED PUBLISHER AGREEMENT


   THIS AGREEMENT is entered into the 25th day of June 1998 by and between

                       SONY COMPUTER ENTERTAINMENT EUROPE
             (a Division of SONY COMPUTER ENTERTAINMENT UK LIMITED)
                       of 25 Golden Square, London W1R 6LU
                       (hereinafter referred to as "SCEE")

                                     - and -

                           THQ INTERNATIONAL LIMITED
              of Dukes Court, Duke Street, Woking, Surrey GU21 5BH
                    (hereinafter referred to as "Publisher")
                         PUBLISHER AUTHORISATION #: 138

WHEREAS

(A) SCEE, Sony Corporation, and/or certain of their affiliates and companies within the group of companies of which any of them form part (hereinafter jointly and severally referred to as "Sony") have developed a CD-based interactive console for playing video games and for other entertainment purposes (hereinafter referred to as "the PlayStation", which is a registered trademark of Sony Computer Entertainment Inc.) and are the owners of, or have the right to grant licences of, certain proprietary information and intellectual property rights pertaining to the PlayStation.

(B) Publisher desires to be granted a non-exclusive licence to market, distribute and sell Licensed Products (as defined below), and for such Licensed Products and associated materials to be manufactured by an authorised manufacturing facility licensed by SCEE, on the terms and subject to the conditions set forth in this Agreement.

(C) SCEE is willing, on the terms and subject to the conditions of this Agreement, to grant Publisher the desired non-exclusive licence.

NOW THEREFORE, in consideration of the undertakings, representations and warranties given herein, and of other good and valuable consideration the receipt and sufficiency of which is acknowledged, PUBLISHER AND SCEE HEREBY AGREE AS FOLLOWS:

1.      DEFINITIONS

1.1 "Licensed Products" means PlayStation Software product(s) in the form of proprietary black PlayStation interactive software discs (hereinafter referred to as "PlayStation Discs").

1.2     "Licensed Territory" means the countries specified in Schedule 1.

1.3 "Sony Intellectual Property Rights" means all current and future patents worldwide, pending patent applications and other patent rights (under licence or otherwise), copyrights, trademarks, service marks, trade names, semi-conductor topography rights, trade secret rights, technical information and know-how (and the equivalents of each of the foregoing under the laws of any jurisdiction) of Sony pertaining to Sony Materials and/or the PlayStation, and all other proprietary or intellectual property rights worldwide (including, without limitation, all applications and registrations with respect thereto) of Sony pertaining to Sony Materials and/or the PlayStation, and all renewals and extensions thereof.

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1.4     "PlayStation Software" means Publisher's object code software, which includes Licensed Developer Software and any software (whether in object code or source code form) which is provided by SCEE and intended to be combined with Licensed Developer Software for execution on the PlayStation and has the ability to communicate with the software resident in the PlayStation.

1.5 "Term" means the period from the date hereof until 31 December 2005 and continuing thereafter unless and until terminated by not less than 1
        (one) month's notice on either side given to expire on such date or any subsequent 31 December.

1.6 "Affiliate of SCEE" means, as applicable, either Sony Computer Entertainment Inc in Japan, Sony Computer Entertainment America (a division of Sony Interactive Entertainment Inc) in the USA or such other Sony Computer Entertainment entity as may be established by Sony from time to time.

1.7 "LDA" means the PlayStation Licensed Developer Agreement between Licensed Developer of the applicable PlayStation Software and SCEE (or an equivalent such agreement between Licensed Developer and an Affiliate of SCEE).

1.8 "Licensed Trademarks" means the "PlayStation" trademark and logo and all other trademarks, service marks and logos designated by Sony. Nothing contained in this Agreement shall in any way grant Publisher the right to use the trademark "Sony" in any manner as (or as part of) a trademark, trade name, service mark or logo other than as expressly permitted by Sony. Sony may amend such Licensed Trademarks upon reasonable notice to Publisher.

1.9 "Licensed Developer" means Publisher or such other third party as shall have developed Licensed Developer Software and PlayStation Software pursuant to a then current LDA.

1.10 "Sony Materials" means any hardware, data, object code, source code, documentation (or any part(s) of any of the foregoing) provided to the Licensed Developer of any PlayStation Software pursuant to the LDA applicable for such PlayStation Software.

1.11 "Licensed Developer Software" means Licensed Developer's application source code and data (including audio and visual material) developed by Licensed Developer in accordance with its LDA which, when integrated with any software (whether in object code or source code form) provided by SCEE, creates PlayStation Software.

1.12 "Printed Materials" means all artwork and mechanicals to be set forth on the Licensed Product itself, and on the jewel case (or other container) and, if applicable, the box (or other) packaging for the Licensed Product and all instruction manuals, liners and other user information and/or materials to be inserted in such jewel case and/or packaging.

1.13 "Advertising Materials" means all advertising, merchandising, promotional and display materials of or concerning the Licensed Products.

1.14 "Manufactured Materials" means all units of the Licensed Products, of the Printed Materials to be set forth on the Licensed Products themselves and of the jewel cases for such Licensed Products (which expression shall include any alternative form of container for Licensed Products subsequently introduced by SCEE).

1.15 "Specifications" means such technical specifications relating to the manufacture of Licensed Products, Printed Materials and/or related matters or materials as may be issued by Sony, which specifications (and/or the procedures relating to approvals and/or to the ordering and manufacture of Licensed Products and associated materials) may be amended from time to time upon reasonable notice to Publisher.

1.16 "NDA" means the Non-Disclosure Agreement between Publisher and SCEE or an Affiliate of SCEE relating to the PlayStation and to Sony's Confidential Information thereunder.

1.17 "Confidential Information of Sony" means the content of this Agreement (including the Schedules hereto and the Specifications) and any and all confidential and/or proprietary information and related materials of whatever nature comprised in Sony Materials or otherwise disclosed by whatever means (whether direct or indirect) by or on behalf of Sony to Publisher at any time

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      (whether disclosed orally, in writing or in machine-readable or other form), or otherwise discovered by Publisher as a result of any information or materials provided (whether direct or indirect) by or on behalf of Sony to Publisher, concerning Sony's technology, know-how, products and potential products, services, business models and finances, marketing and technical plans and other business information, but excluding any such information and/or related materials expressly intended for use by and released by Sony to end users or the general public.

1.18 "Confidential Information of Publisher" means the content of this Agreement (including the Schedules hereto) and any and all confidential and/or proprietary information and related materials of whatever nature comprised in Licensed Developer Software and disclosed by whatever means (whether direct or indirect) by or on behalf of Publisher to SCEE at any time (whether disclosed orally, in writing or in machine-readable or other form), or otherwise discovered by SCEE as a result of any information or materials provided (whether direct or indirect) by or on behalf of Publisher to SCEE, which information is designated by Publisher as, or becomes known to SCEE under circumstances indicating that such information is, confidential or proprietary.

1.19 "Third Party Intellectual Property Rights" means all current and future patents worldwide, pending patent applications and other patent rights (under licence or otherwise), copyrights, trademarks, service marks, trade names, semi-conductor topography rights, trade secret rights, technical information and know-how (and the equivalents of each of the foregoing under the laws of any jurisdiction) of any third party other than Publisher or Sony and all other proprietary or intellectual property rights worldwide (including, without limitation, all applications and registrations with respect thereto), and all renewals and extensions thereof.

2.      GRANT OF LICENCE

SCEE hereby grants to Publisher, and Publisher hereby accepts, within the Licensed Territory only and under the Sony Intellectual Property Rights, a non-exclusive non-transferable licence, without the right to sub-license (except as specifically provided herein), to publish PlayStation Software the development of which shall have been approved prior to or during the Term hereof by SCEE (or by an Affiliate of SCEE) pursuant to the applicable LDA, and to use the Licensed Trademarks strictly, only and directly in connection with such publication. For these purposes, to "publish" shall mean any or all of the following: (i) produce Advertising Materials and Printed Materials; (ii) to issue to SCEE purchase orders for Manufactured Materials as prescribed in Clause 6; (iii) to market, distribute and sell Licensed Products (and to authorise others so to do); and (iv) to sub-license to end users the right to use Licensed Products for non-commercial purposes only and not for public performance.

3.      LIMITATIONS

3.1 Publisher shall publish PlayStation Software only if developed by a Licensed Developer strictly in accordance with all the terms and conditions of such Licensed Developer's LDA and shall not publish or attempt to publish any other software whatsoever intended for or capable of execution on the PlayStation. The onus of evidencing that PlayStation Software satisfies the foregoing criteria shall rest on Publisher and SCEE reserves the right to require Publisher to furnish evidence satisfactory to SCEE that the foregoing criteria are satisfied.

3.2 Publisher shall not publish outside the Licensed Territory PlayStation Software unless and until Publisher shall be authorised and licensed so to do pursuant to a current licence agreement with the applicable Affiliate of SCEE. Further, Publisher shall not sub-publish such PlayStation Software through a third party either within or outside the Licensed Territory unless and until such sub-publisher shall be authorised and licensed so to do either pursuant to a current PlayStation Licensed Publisher Agreement with SCEE or a current licence agreement with the applicable Affiliate of SCEE.

3.3 Publisher and, if applicable, its sub-publishers shall at all times and in all territories be strictly prohibited from undertaking or authorising any renting or lending of PlayStation Software except as specifically authorised in writing by SCEE in each case or from undertaking or authorising the


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        distribution or transmission of PlayStation Software or Licensed
        Products through any electronic or other media, whether now known or hereafter devised, including without limitation via wireless, cable, fibre optic, telephone lines, microwave and/or radio waves or a network of interconnected computers or other devices.

3.4 Publisher and, if applicable, its sub-publishers shall, to the extent permitted by law, at all times be strictly prohibited from disassembling or decompiling software, peeling semiconductor components or otherwise reverse engineering or attempting to reverse engineer or derive source code or create derivative works from PlayStation Software, from permitting or encouraging any third party so to do, and from acquiring or using any materials from any third party who does so. The foregoing notwithstanding, Publisher shall in all cases be primarily liable for the payment of Purchase Price to SCEE in accordance with Clause 7 hereof in respect of any product published by Publisher or, if applicable, any of its sub-publishers which utilises Sony Materials or which is in any way derived from the disassembly, decompilation or reverse engineering of, or the use of source code derived from or derivative works created from, PlayStation Software.

3.5 Publisher shall inform all such sub-publishers of the obligations imposed by this Agreement and shall obtain their commitment to abide by the same.

3.6 Any breach of the provisions of this Clause 3 shall be a material breach of this Agreement not capable of remedy.

4.      RESERVATIONS

4.1 This Agreement does not grant any right or licence, under any Sony Intellectual Property Rights or otherwise, except as expressly provided herein, and no other right or licence is to be implied by or inferred from any provision of this Agreement or the conduct of the parties hereunder. Subject only to the rights of Publisher under this Agreement, all right, title and interest in and to the Sony Materials and the Sony Intellectual Property Rights are and shall be the exclusive property of Sony, and Publisher shall not make use of, or do or cause to be done any act or thing contesting or in any way impairing or tending to impair any of Sony's right, title or interest in or to, any of the Sony Materials and/or the PlayStation or any Sony Intellectual Property Rights except as authorised by and in compliance with the provisions of this Agreement or as may otherwise expressly be authorised in writing by Sony. No right, licence or privilege has been granted to Publisher hereunder concerning the development of any collateral product or other use or purpose of any kind whatsoever which displays or depicts any of the Licensed Trademarks. No promotional or novelty items or premium products (including, by way of illustration but without limitation, T-shirts, posters, stickers, etc) displaying or depicting any of the Licensed Trademarks shall be developed, manufactured, marketed, sold and/or distributed by, with the authority of or on behalf of, Publisher without the prior written consent and authorisation of SCEE in each case.

4.2 The Licensed Trademarks and the goodwill associated therewith are and shall be the exclusive property of Sony. Nothing herein shall give Publisher any right, title or interest in or to any of the Licensed Trademarks, other than the non-exclusive licence and privilege to display and use the Licensed Trademarks solely in accordance with the provisions of this Agreement. Publisher shall not do or cause to be done any act or thing contesting or in any way impairing or tending to impair any of Sony's right, title or interest in or to any of the Licensed Trademarks, nor shall Publisher register or apply to register any trademark in its own name or in the name of any other person or entity which is similar to or is likely to be confused with any of the Licensed Trademarks.

4.3 Publisher or Licensed Developer (as applicable) retains all right, title and interest in and to Licensed Developer Software, including Licensed Developer's intellectual property rights therein and any names or other designations used as titles therefor, and nothing in this Agreement shall be construed to restrict the right of Licensed Developer to develop and/or the right of Publisher to publish products incorporating Licensed Developer Software (separate and apart from Sony Materials), and/or under such names or other designations, for any hardware platform or service other than the PlayStation.


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4.4     Publisher shall, at the expense of SCEE, take all such steps as SCEE may reasonably require, including the execution of licences and registrations, to assist SCEE in maintaining the validity and enforceability of Sony Intellectual Property Rights.

4.5 Without prejudice to Clause 11, Publisher or SCEE (as applicable) shall promptly and fully notify the other in writing in the event that it discovers or otherwise becomes aware of any actual, threatened or suspected infringement of any of the intellectual property or trademark rights of the other embodied in any of the Licensed Products, and of any claim of infringement or alleged infringement by the other of any Third Party Intellectual Property Rights, and shall at the request and expense of the other do all such things as may reasonably be required to assist the other in taking or resisting any proceedings in relation to any such infringement or claim.

5.      QUALITY STANDARDS

5.1 Each Licensed Product, including without limitation the title and content thereof, and/or Publisher's use of any of the Licensed Trademarks, shall be required to achieve such standards of functionality and quality as to style, appearance and playability as shall be determined by Sony from time to time in its sole but reasonable discretion and shall not, except as specifically authorised in writing by SCEE in each case, incorporate (in whole or in part) more than 1
        (one) game product.

5.2 Publisher shall submit to SCEE for its inspection and evaluation the following materials relating to the PlayStation Software for each Licensed Product: (i) a completed PlayStation Disc Master Approval Form, in such form as shall be prescribed and supplied by SCEE; (ii) a minimum of [**] CDs containing finished game code and conforming to the Specifications; (iii) such other information and/or materials as shall be detailed in the Specifications. Unless all procedures required to ensure compliance with quality standards in respect of PlayStation Software intended to be published by Publisher shall have been completed by the Licensed Developer thereof as specified in such Licensed Developer's LDA, such procedures shall be completed by Publisher.

5.3 For each Licensed Product, Publisher shall be responsible, at Publisher's expense, for the origination of all Printed Materials and for the manufacture and delivery to an authorised manufacturing facility licensed by SCEE of all Printed Materials other than those to be set forth on the Licensed Product itself, all of which Printed Materials shall: (i) conform in all material respects with all standards and specifications of or relating to the PlayStation, PlayStation Software and/or Licensed Products as may from time to time be promulgated by SCEE and communicated to Publisher; (ii) include such other materials (including by way of illustration but not limitation, consumer health warnings in relation to epilepsy) and such consumer advisory rating code(s) as may from time to time be required by any governmental entity or in compliance with any voluntary code of practice operated by members of the interactive software development and publishing community. The standards and specifications referred to in (i) above shall be comparable with the standards and specifications applied by Sony with respect to its own PlayStation software products comparable with the Licensed Products. SCEE acknowledges and agrees that such standards and specifications shall be of prospective application only and shall not be applied to any inventory units of the Licensed Products manufactured prior to, or in the active process of manufacture at the date of, such promulgation. Simultaneous with the submission to SCEE of the materials specified in Clause 5.2, Publisher shall also submit to SCEE(i) a completed PlayStation Printed Materials Approval Form, in such form as shall be prescribed and supplied by SCEE, (ii) the proposed final Printed Materials for the applicable Licensed Product for review, and
        (iii) a printed copy of the text of a form of limited consumer warranty for such Licensed Product. Such delivery shall be by such electronic means and in such form as shall be prescribed by SCEE, or in the form of final film and colour proofs, in accordance with the Specifications and at Publisher's sole risk and expense. Publisher undertakes that the quality of such Printed Materials shall be of the same quality as that associated with high quality consumer products.

5.4 SCEE will promptly evaluate all materials submitted by Publisher pursuant to Clause 5.2 and review all materials submitted by Publisher pursuant to Clause 5.3. SCEE shall advise Publisher of

[*] Confidential portion omitted and filed separately with the Securities and Exchange Commission.

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        the results of such evaluation within 30 (thirty) days following receipt of materials submitted by Publisher as aforesaid. If any of such materials (or any element(s) thereof) are disapproved by reason either of defects or errors in program function or associated materials or of failure to achieve the standards of quality referred to in Clause 5.1, SCEE shall specify the reasons for such disapproval and state what revisions and/or improvements are required. After making the required revisions and/or improvements, Publisher may resubmit such materials in such revised and/or improved form for approval or disapproval by SCEE. The procedures described in this Clause 5.4 shall if necessary be repeated until all such materials for each Licensed Product shall expressly have been approved in writing by SCEE, which approval shall be evidenced solely by the return of the applicable of the Approval Forms referred to in Clauses 5.2 and 5.3 signed by SCEE's President (or such other Sony representative as shall from time to time be designated by
        SCEE). SCEE shall have no liability to Publisher in respect of costs incurred or irrevocably committed by Publisher in relation to, or to the use of, Printed Materials which shall be disapproved by SCEE. No production units of any Licensed Product shall be manufactured, marketed, distributed or sold by, with the authority of or on behalf of, Publisher unless and until such written approval of such Licensed
        Product shall first have been granted by SCEE. No approval by SCEE of any element of the materials so submitted or resubmitted shall be deemed an approval of any other element of such materials, nor shall any such approval be deemed to constitute a waiver of any of SCEE's rights under this Agreement.

5.5 Publisher shall not, without the prior written consent of SCEE in each case, change in any material respect any of the materials approved by SCEE pursuant to Clause 5.4 (or, if applicable, pursuant to Clause 5.7). If any of the Licensed Products and/or related materials published by, with the authority of or on behalf of, Publisher fail to conform with the standards and specifications theretofor promulgated by SCEE and the materials from time to time approved by SCEE, then the provisions of Clause 13.2 shall apply.

5.6 Publisher undertakes that the opening title screen of the PlayStation Software and of all inventory units of the Licensed Products manufactured therefrom shall contain the following items only: (i) the PlayStation logo in a form prescribed and supplied by SCEE from time to time; (ii) Publisher's name and the title of the PlayStation Software, together with Publisher's trademark and copyright notices; and (iii) the following legend "Licensed by Sony Computer Entertainment Europe", which shall appear beneath Publisher's name.

5.7 SCEE reserves the right to require that pre-production samples of all Advertising Materials shall be submitted by Publisher to SCEE, free of charge and in accordance with such procedure as SCEE shall designate, for SCEE's evaluation and approval as to quality, style, appearance, usage of any of the Licensed Trademarks, prior to any actual production, use or distribution of any such items by, with the authority or on behalf of, Publisher. No such proposed Advertising Materials shall be produced, used or distributed directly or indirectly by Publisher without first obtaining the written approval of SCEE. SCEE shall advise Publisher of the results of such evaluation within 30 (thirty) days following receipt of materials submitted by Publisher as aforesaid. If any Advertising Materials (or any element(s) thereof) are disapproved, SCEE shall specify the reasons for such disapproval and state what revisions and/or improvements are required. After making the required revisions and/or improvements, Publisher may resubmit such Advertising Materials in such revised and/or improved form for approval or disapproval by SCEE. The procedures described in this Clause 5.7 shall if necessary be repeated until all such Advertising Materials for each Licensed Product shall expressly have been approved in writing by SCEE, which approval shall be evidenced solely by the return to Publisher of a form of approval signed by SCEE's President (or such other Sony representative as shall from time to time be designated by SCEE). SCEE shall have no liability to Publisher in respect of costs incurred or irrevocably committed by Publisher in relation to, or to the use of, Advertising Materials which shall be disapproved by SCEE. Subject in each instance to the prior written approval of SCEE, Publisher may use such textual and/or pictorial advertising matter (if any) as may be created by, with the authority or on behalf of, Sony pertaining to the Sony Materials and/or to the Licensed Trademarks on such Advertising Materials as may, in



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'        Publisher's judgment, promote the sale of Licensed Products within the
        Licensed Territory. Sony shall have the right to use Licensed Products and/or other materials relating to Publisher's PlayStation Software titles in any advertising or promotion for the PlayStation at Sony's expense, subject to giving Publisher reasonable prior notice of such advertisement or promotion. Sony shall confer with Publisher regarding the text of any such advertisement. If required by Sony and/or any governmental entity or in compliance with any voluntary code of practice operated by members of the interactive software development and publishing community, Publisher shall, at Publisher's cost and expense, also include consumer advisory rating code(s) and, if required, other materials (including by way of illustration but not limitation, consumer health warnings in relation to epilepsy) on any and all Advertising Materials used in connection with Licensed Products. Such consumer advisory rating code(s) shall be procured in accordance with the provisions of Clause 5.8.

5.8 All Printed Materials for each unit of Licensed Product shall have conspicuously, legibly and irremovably affixed thereto the notices set forth in the template detailed in the Specifications. Publisher agrees that, if required by SCEE or any governmental entity, it shall submit each Licensed Product to a consumer advisory ratings system designated by SCEE and/or such governmental entity for the purpose of obtaining rating code(s) for each Licensed Product. Any and all costs and expenses incurred in connection with obtaining such rating code(s) shall be borne solely by Publisher. Any required consumer advisory rating code(s) thereby procured shall be displayed on Licensed Products and associated Printed Materials in accordance with the standards and specifications referred to in Clause 5.3 above, at Publisher's cost and expense.

5.9 In the event Publisher fails to comply with its obligations in relation thereto as specified in Clauses 5.3 and 5.8, SCEE reserves the right in its sole discretion, at Publisher's sole cost and expense: (i) to display, or to require the display, on Licensed Products and/or associated Printed Materials and/or associated Advertising Materials (as may be required) materials (including by way of illustration but not limitation, consumer health warnings in relation to epilepsy) and/or to procure and to display, or to require the display of, consumer advisory rating code(s); or (ii) to require non-complying Licensed Products and/or associated Printed Materials and/or associated Advertising Materials forthwith to be withdrawn from the market.

6.      MANUFACTURE OF LICENSED PRODUCTS & ASSOCIATED MATERIALS

6.1 Publisher acknowledges and agrees that it shall purchase exclusively from SCEE, or from an authorised manufacturing facility licensed by SCEE, 100% (one hundred percent) of its requirements for Manufactured Materials. SCEE shall have the right, but no obligation, to subcontract the whole or any part or phase of the production of any or all of the Manufactured Materials or any part(s) thereof.

6.2 Following approval by SCEE of each Licensed Product pursuant to Clause 5.2, SCEE shall create (from one of the CD copies of the finally approved version of the PlayStation Software as submitted by Publisher pursuant to Clause 5.2) the original master PlayStation Disc ("Master PlayStation Disc") from which all other copies of the Licensed Product are to be replicated in compliance with specifications effective at the time of replication. Publisher shall be responsible for the costs, as set forth in Schedule 2, of creating such Master PlayStation Disc. Publisher will retain duplicates of all such PlayStation Software. SCEE shall not be liable for loss of or damage to any copies of the PlayStation Software furnished to SCEE hereunder. There will be no technology exchange between Sony and Publisher under this Agreement. The mastering process being of a proprietary and commercially confidential nature, neither SCEE nor any manufacturing subcontractor of SCEE will under any circumstances release any Master PlayStation Discs or other in-process materials to Publisher. All such physical materials shall be and remain the sole property of Sony.

6.3 Publisher shall be solely responsible for the delivery, direct to an authorised manufacturing facility licensed by SCEE and in accordance with Clause 6.4, [**] of the number of units of the Printed Materials (other than those set forth on the applicable Licensed


[*] Confidential portion omitted and filed separately with the Securities and Exchange Commission.

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        Product itself) required to fulfill Publisher's purchase order for
        Manufactured Materials of each PlayStation Software title, which Printed Materials shall be in strict compliance with the Specifications. SCEE shall, at Publisher's request, give Publisher all reasonable assistance in arranging the manufacture of Printed Materials through SCEE's authorised manufacturing facility (if a Sony company), but SCEE shall have no responsibility with respect to pricing, delivery or any other related matter whatsoever in connection with such manufacture.

6.4 Subject to approval of the applicable PlayStation Software and Printed Materials pursuant to Clause 5, to the delivery to SCEE (or at SCEE's option to an authorised manufacturing facility licensed by SCEE) of the materials required to be delivered under Clause 6.2, and to the delivery to such a manufacturing facility of the materials to be delivered under Clause 6.3, as so-called "clean components - ready for production" or as finished units of Printed Materials (as the case may be), SCEE will, at Publisher's expense and as applicable, manufacture, assemble, package and deliver the Manufactured Materials and the Printed Materials in accordance with the terms and conditions set forth in this Clause 6. The delivery of the materials specified in Clause 6.2 shall not in any event be made less than [**] prior to Publisher's requested ex-factory delivery date; and the delivery of the materials specified in Clause 6.3 shall not in any event be made less than [**] nor more than [**] nor more than [[**] in the case of reorders] prior to Publisher's requested ex-factory delivery date.

6.5 Not less than [**] [[**] in the case of reorders] prior to Publisher's requested ex-factory delivery date, Publisher shall issue to SCEE written purchase order(s) in such form as shall be prescribed and supplied by SCEE. No such order shall be issued unless and until all necessary approvals shall have been granted pursuant to Clause 5. Each such order shall reference this Agreement, give Publisher authorisation number and purchase order reference number, specify quantities by PlayStation Software title (in multiples of the minimum box shipment detailed in the Specifications), state requested ex-factory delivery date and all packaging information together with such other information as SCEE shall reasonably require and shall be for a minimum quantity of [**] units per PlayStation Software title. All purchase orders shall be subject to acceptance by SCEE, which acceptance (together with confirmation of anticipated ex-factory delivery date) will be advised to Publisher not more than [**] following delivery in accordance with Clause 6.4 of the materials required to be delivered under Clauses 6.2 and 6.3. SCEE shall use all reasonable endeavours, subject to available manufacturing capacity, to fulfill Publisher's purchase orders by Publisher's requested ex-factory delivery date but does not in any event guarantee so to do. For purchase orders issued between 1 August and 30 November each year, adding at least [**] to the minimum number of working days in advance specified above is strongly recommended by SCEE. Publisher may order additional units of the Manufactured Materials for any Licensed Product in the minimum reorder quantity of not less than [**] per order. Publisher shall have no right to cancel or reschedule any purchase order or reorder (or any portion thereof) for any Licensed Product unless the parties shall first have reached mutual agreement as to Publisher's financial liability with respect to any desired cancellation or rescheduling of any such purchase order or reorder (or any portion thereof).

6.6 Subject only to the provisions of Clause 6.5 in relation to Printed Materials, neither SCEE nor any manufacturing subcontractor of SCEE shall be under any obligation to store finished units of Manufactured Materials or of associated Printed Materials beyond the actual ex-factory delivery date thereof. Delivery of Manufactured Materials shall be made ex-factory the applicable authorised manufacturing facility licensed by SCEE in the Licensed Territory. All risk of loss or damage in transit to any and all Manufactured Materials manufactured by SCEE pursuant to Publisher's orders shall pass to Publisher [**].

6.7 Publisher may inspect and test any units of Manufactured Materials at Publisher's receiving destination. Any finished units of Manufactured Materials which fail to conform to the Specifications and/or any description(s) contained in this Agreement may be rejected by Publisher


[*] Confidential portion omitted and filed separately with the Securities and Exchange Commission.


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Sony Computer Entertainment Europe                                        Page 8
PlayStation Licensed Publisher(x)
                                  CONFIDENTIAL
        by providing written notice of rejection to SCEE within 30 (thirty) days of receipt of such units of Manufactured Materials at Publisher's receiving destination. In such event, the provisions of Clause 10.2 shall apply with respect to any such rejected units of Manufactured Materials. Notwithstanding the provisions of Clause 10.2, if Publisher fails to reject any units of Manufactured Materials in the manner and within the 30 (thirty) day period prescribed above, such units of Manufactured Materials shall irrevocably be deemed accepted by Publisher and shall not subsequently be rejected.

7.      PURCHASE PRICE

7.1 The all-in Purchase Price for finished units of Manufactured Materials in respect of which SCEE accepts Publisher's purchase order in accordance with Clause 6.5 shall be as specified in Schedule 2 (but subject to adjustment as therein provided). Such Purchase Price shall be subject to change by SCEE at any time upon reasonable notice to Publisher; provided, however, that such Purchase Price shall not be changed with respect to any units of Manufactured Materials which are the subject of an effective purchase order or reorder but which have not yet been delivered by SCEE. Such Purchase Price for finished units of Manufactured Materials is exclusive of any value-added or similar sales tax, customs and excise duties and other similar taxes or duties, which SCEE may be required to collect or pay as a consequence of the sale or delivery of finished units of Manufactured Materials. Publisher shall be solely responsible for the payment or reimbursement of any such taxes or duties, and other such charges or assessments applicable to the sale and/or purchase of finished units of Manufactured Materials.

7.2 No costs incurred in the development, manufacture, marketing, sale and/or distribution of Licensed Products and/or associated materials shall be deducted from any Purchase Price payable to SCEE hereunder. Similarly, there shall be no deduction from the Purchase Price otherwise payable to SCEE hereunder as a result of any uncollectable accounts owed to Publisher, or for any credits, discounts, allowances or returns which Publisher may credit or otherwise grant to any third party customer in respect of any units of Licensed Products and/or associated materials, or for any taxes, fees, assessments, or expenses of any kind which may be incurred by Publisher in connection with its sale and/or distribution of any units of Licensed Products and/or associated materials, and/or arising with respect to the payment of Purchase Price hereunder. Publisher shall furnish SCEE official tax receipts or other such documentary evidence issued by the applicable tax authorities sufficient to substantiate the fact of the deduction of any withholding taxes and/or other such assessments which may be imposed by any governmental authority with respect to such payments of Purchase Price hereunder and the amount of each such deduction.

7.3 Simultaneously with the issuing of each purchase order pursuant to Clause 6.5, Publisher shall open and deliver to SCEE at Publisher's expense an irrevocable and unconditional Letter of Credit drawn in favour of SCEE and payable "at sight" in an amount equal to [**] of the Purchase Price specified in Clause 7.1 for the finished units of Manufactured Materials the subject matter of such purchase order. Each such Letter of Credit shall be issued by a bank acceptable to SCEE and, if so requested by SCEE in writing, shall be confirmed at Publisher's expense. The selected bank and the terms and conditions of the agreement establishing each such Letter of Credit shall be subject to SCEE's prior written approval (not unreasonably to be withheld). All charges associated with each such Letter of Credit shall be borne solely by Publisher. Each delivery of Manufactured Materials to Publisher shall constitute a separate sale obligating Publisher to pay therefor, whether said delivery be whole or partial fulfilment of any order. When partial deliveries are made, payment shall become due upon SCEE's submission of the documentation required in the applicable Letter of Credit with respect to such partial delivery. No claim for credit due to shortage of Manufactured Materials as delivered to carrier will be allowed unless it is made within [**] from the date of receipt at Publisher's receiving destination. Title to Manufactured Materials the subject of each such purchase order shall pass to Publisher [**]. The receipt and deposit by SCEE of any payment of Purchase Price tendered by or on behalf of Publisher as aforesaid shall be without prejudice to any

[*] Confidential portion omitted and filed separately with the Securities and Exchange Commission.

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Sony Computer Entertainment Europe                                        Page 9
PlayStation Licensed Publisher(x)
                                  CONFIDENTIAL
        rights or remedies of SCEE and shall not restrict or prevent SCEE from thereafter successfully challenging the basis for calculation and/or the accuracy of such payment. Alternatively, Publisher may pay Purchase
        Price by such other payment-with-order method (for example, bankers draft or telegraphic transfer to SCEE's designated bank account) as shall be acceptable to SCEE. SCEE reserves the right, upon reasonable notice to Publisher, to require that such payments of Purchase Price shall be made to such other Sony entity as SCEE may designate from time to time.

7.4     [**]

8.      MARKETING & DISTRIBUTION

Publisher shall, at no expense to SCEE, diligently market, distribute and sell Licensed Products throughout (but only in) the Licensed Territory, and shall use all reasonable efforts consistent with its best business judgment to stimulate demand therefor in the Licensed Territory and to supply any resulting demand. Publisher shall not market, distribute or sell Licensed Products outside the Licensed Territory or to any person, firm, corporation or entity having its place of business, or to any purchasing agency located, outside the Licensed Territory. Publisher shall use all reasonable efforts consistent with its best business judgment to protect Licensed Products from and against illegal reproduction and/or copying by end users or by any other persons or entities. Such methods of protection may include, without limitation, markings or insignia providing identification of authenticity and packaging seals as may be specified in the Specifications. SCEE shall be entitled, at SCEE's sole cost and expense, to manufacture up to [**] additional units of Manufactured Materials (or, if greater, a number of additional units equal to [**] of Publisher's initial purchase order) for each PlayStation Software title (and to purchase from Publisher, at a price equal to [**], a corresponding number of units of Printed Materials for each such PlayStation Software title), for the purposes of or in connection with the marketing and promotion of the PlayStation; provided however that SCEE shall not directly or indirectly resell any such units of Manufactured Materials (and, if applicable, of Printed Materials) within the Licensed Territory without Publisher's prior written consent. Further, SCEE shall be entitled to utilise Publisher's name and/or logo and the on-screen content of, and/or the Printed Materials for, PlayStation Software titles (not to exclude the likenesses of any recognisable talent) for the purposes of or in connection with such marketing and promotion.

9.      CONFIDENTIALITY

9.1 All the terms and provisions of the NDA shall apply to Confidential Information of Sony.

9.2 SCEE shall hold all Confidential Information of Publisher in confidence and shall take all reasonable steps necessary to preserve such confidentiality. Except as may expressly be authorised by Publisher, SCEE shall not at any time, directly or indirectly: (i) disclose any Confidential Information of Publisher to any person other than a Sony employee who needs to know or have access to such information for the purposes of this Agreement, and only to the extent necessary for such purposes; (ii) except for the purposes of this Agreement, duplicate or use the Confidential Information of Publisher for any other purpose whatsoever; or (iii) remove any copyright notice, trademark notice and/or other proprietary legend set forth on or contained within any of the Confidential Information of Publisher.

9.3 The provisions of Clause 9.2 hereof shall not apply to any Confidential Information of Publisher which: (i) has become part of information in the public domain through no fault of SCEE; (ii) was known to SCEE prior to the disclosure thereof by Publisher; (iii) properly comes into the possession of SCEE from a third party which is not under any obligation to maintain the confidentiality of such information. SCEE may disclose Confidential Information of Publisher pursuant to a judicial or governmental order provided that SCEE promptly advises Publisher in writing prior to any such disclosure so that Publisher may seek other legal remedies to maintain the confidentiality of such Confidential Information of Publisher, and SCEE shall comply with any applicable protective order or equivalent.

[*] Confidential portion omitted and filed separately with the Securities and Exchange Commission.

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Sony Computer Entertainment Europe                                       Page 10
PlayStation Licensed Publisher(x)
                                  CONFIDENTIAL

9.4 Unless and until a public announcement regarding this Agreement shall have been made by Sony (or SCEE shall otherwise have agreed in writing), the fact that the parties have entered into this Agreement shall be Confidential Information of Sony and shall be treated in all respects accordingly. The content of, and the timing and method of the making of, any such public announcement shall be determined by SCEE in its best business judgment. However, SCEE will give reasonable consideration to any notice from Publisher requesting that no such public announcement be made, at or prior to a particular time or at all.

10.     WARRANTIES

10.1 SCEE represents and warrants solely for the benefit of Publisher that SCEE has the right, power and authority to enter into, and fully to perform its obligations under, this Agreement.

10.2    [**]

10.3 Publisher represents, warrants, covenants and agrees that: (i) Publisher has the right, power and authority to enter into, and fully to perform its obligations under, this Agreement; (ii) the making of this Agreement by Publisher does not violate any separate agreement, rights or obligations existing between Publisher and any other person, firm, corporation or entity, and, throughout the Term, Publisher shall not make any separate agreement with any person or entity which is inconsistent with any of the provisions hereof; (iii) both Licensed Developer Software and PlayStation Software, and any name, designation or title used in conjunction therewith, shall be free from any valid third party claim of infringement of any Third Party Intellectual Property Rights; (iv) there is no litigation, proceeding or claim pending or threatened against Publisher or any subsidiary or affiliate of Publisher which may materially affect Publisher's rights in and to Licensed Developer Software, the names, designations or titles used in conjunction therewith, the works and performances embodied therein and/or the copyrights pertaining thereto; (v) Publisher shall have made or shall make any and all payments required to be made to any person, firm, corporation or other entity, or to any body or group representing authors or participants in the production of the works or performances embodied in Licensed Developer Software and PlayStation Software, or to publishers or other persons having legal or contractual rights of any kind to participate in any income arising in respect of the exploitation of such works or performances; (vi) neither Publisher nor any subsidiary or affiliate of Publisher shall make any representation or give any warranty to any person or entity


[*] Confidential portion omitted and filed separately with the Securities and Exchange Commission.


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Sony Computer Entertainment Europe                                       Page 11
PlayStation Licensed Publisher(x)
                                  CONFIDENTIAL
        expressly or impliedly on Sony's behalf, or to the effect that Licensed Products are connected in any way with Sony (other than that Licensed Products have been developed, marketed, manufactured, sold and/or distributed under licence from Sony); (vii) PlayStation Software shall be distributed by Publisher solely in the form of Licensed Product;
        (viii) each Licensed Product shall be marketed, sold and distributed in an ethical manner and in accordance with all applicable laws and regulations; and (ix) Publisher's policies and practices with respect to the marketing, sale and/or distribution of Licensed Products shall in no manner reflect adversely upon the name, reputation or goodwill of Sony.

10.4    [**]

11.     INDEMNITIES

11.1 SCEE shall indemnify and hold Publisher harmless from and against any and all claims, losses, liabilities, damages, expenses and costs, including without limitation reasonable fees for lawyers, expert witnesses and litigation costs, and including costs incurred in the settlement or avoidance of any such claim, which result from or are in connection with a breach of any of the warranties provided by SCEE herein; provided however that Publisher shall give prompt written notice to SCEE of the assertion of any such claim, and provided further that SCEE shall have the right to select counsel and control the defence and/or settlement thereof, subject to the right of Publisher to participate in any such action or proceeding at its own expense with counsel of its own choosing. SCEE shall have the exclusive right, at its discretion, to commence and prosecute at its own expense any lawsuit or to take such other action with respect to such matters as shall be deemed appropriate by SCEE. Publisher shall provide SCEE, at no expense to Publisher, reasonable assistance and cooperation concerning any such matter. Publisher shall not agree to the compromise, settlement or abandonment of any such claim, action or proceeding without SCEE's prior written consent.

11.2 Publisher shall indemnify and hold SCEE harmless from and against any and all claims, losses, liabilities, damages, expenses and costs, including without limitation reasonable fees for lawyers, expert witnesses and litigation costs, and including costs incurred in the settlement or avoidance of any such claim, which result from or are in connection with (i) a breach of any of the warranties provided by Publisher herein or any breach of Publisher's confidentiality obligations as referred to in Clause 9.1 hereof, or (ii) any claim of infringement or alleged infringement of any Third Party Intellectual Property Rights with respect to Licensed Developer Software, or (iii) any claim of or in connection with any injury (including death) or property damage, by whomsoever such claim is made, arising (in whole or in part) out of the manufacture, sale and/or use of any of the Manufactured Materials unless resulting from the proven negligence of Sony; provided however that SCEE shall give prompt written notice to Publisher of the assertion of any such claim, and provided further that Publisher shall have the right to select counsel and control the defence and/or settlement thereof, subject to the right of SCEE to participate in any such action or proceeding at its own expense with counsel of its own choosing. Publisher shall have the exclusive right, at its discretion, to commence and/or prosecute at its own expense any lawsuit or to take such other action

[*] Confidential portion omitted and filed separately with the Securities and Exchange Commission.

--------------------------------------------------------------------------------
Sony Computer Entertainment Europe                                       Page 12
PlayStation Licensed Publisher(x)
                                  CONFIDENTIAL
        with respect to such matter as shall be deemed appropriate by Publisher. SCEE shall provide Publisher, at no expense to SCEE, reasonable assistance and cooperation concerning any such matter. SCEE shall not agree to the compromise, settlement or abandonment of any such claim, action or proceeding without Publisher's prior written consent.

12.     LIMITATIONS OF LIABILITY

12.1 IN NO EVENT SHALL SONY OR ITS SUPPLIERS BE LIABLE FOR PROSPECTIVE PROFITS, OR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT (INCLUDING WITHOUT LIMITATION THE BREACH OF THIS AGREEMENT BY SCEE), WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), INDEMNITY, PRODUCT LIABILITY OR OTHERWISE. IN NO EVENT SHALL SONY'S LIABILITY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY LIABILITY FOR DIRECT DAMAGES, AND INCLUDING WITHOUT LIMITATION ANY LIABILITY UNDER CLAUSE 11.1, EXCEED [**]. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NO SONY ENTITY, NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS, SHALL BEAR ANY RISK, OR HAVE ANY RESPONSIBILITY OR LIABILITY, OF ANY KIND TO PUBLISHER OR TO ANY THIRD PARTIES WITH RESPECT TO THE FUNCTIONALITY AND/OR PERFORMANCE OF LICENSED PRODUCTS.

12.2 IN NO EVENT SHALL PUBLISHER BE LIABLE TO SCEE FOR PROSPECTIVE PROFITS, OR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT (INCLUDING WITHOUT LIMITATION THE BREACH OF THIS AGREEMENT BY PUBLISHER), WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), INDEMNITY, PRODUCT LIABILITY OR OTHERWISE, PROVIDED THAT PUBLISHER EXPRESSLY AGREES THAT SUCH LIMITATIONS SHALL NOT APPLY TO DAMAGES RESULTING FROM PUBLISHER'S BREACH OF CLAUSES 2, 3, 4, 9 OR 11.2 OF THIS AGREEMENT.

12.3    [**]

13.     TERMINATION BY SCEE

13.1 SCEE shall have the right forthwith to terminate this Agreement by written notice to Publisher at any time after the occurrence of any of the following events or circumstances: (i) any material breach of Publisher's obligations under this Agreement (or, if Publisher shall also have executed a PlayStation licensed publisher agreement with an Affiliate of SCEE, and/or a LDA, thereunder) which breach, if capable of remedy, shall not have been corrected or cured in full within 30 (thirty) days following notice from SCEE (or the applicable Affiliate of SCEE as the case may be) specifying and requiring the correction or cure of such breach, or any repetition of a prior material breach of any such obligation, whether or not capable of remedy; (ii) any refusal or failure by Publisher to open a Letter of Credit or otherwise to effect payment of Purchase Price, promptly in accordance with Clauses 7.1 or
        7.3 or at all, or a statement that Publisher is or will be unable to pay, any sum(s) due hereunder, or Publisher being unable to pay its debts generally as the same fall due; (iii) Publisher's filing of an application for, or consenting to or directing the appointment of, or the

[*] Confidential portion omitted and filed separately with the Securities and Exchange Commission.

--------------------------------------------------------------------------------
Sony Computer Entertainment Europe                                       Page 13
PlayStation Licensed Publisher(x)
                                  CONFIDENTIAL
        taking of possession by, a receiver, custodian, trustee or liquidator (or the equivalent of any of the foregoing under the laws of any jurisdiction) of any of Publisher's property (whether tangible or intangible and wherever located), assets and/or undertaking; (iv) the making by Publisher of a general assignment for the benefit of creditors; (v) an adjudication in any jurisdiction that Publisher is a bankrupt or insolvent; (vi) the commencing by Publisher of, or Publisher's intention to commence, a voluntary case under applicable bankruptcy laws of any jurisdiction; (vii) the filing by Publisher of, or Publisher's intention to file, a petition seeking to take advantage of any other law(s) of any jurisdiction providing for the relief of debtors; (viii) Publisher's acquiescence in, intention to acquiesce in, or failure to have dismissed within 90 (ninety) days, any petition filed against it in any involuntary case brought pursuant to the bankruptcy or other law(s) of any jurisdiction referred to in (vi) and (vii) above;
        (ix) a controlling partnership or equity interest [or any such interest (other than an acquisition of less than an aggregate of 5% (five percent) of the issued share capital of Publisher, as quoted on a recognised investments exchange), in the case of a transfer to any party which (a) shall previously have executed a NDA which shall have been breached by such party, or a LDA or PlayStation Licensed Publisher Agreement or an equivalent licensed publisher agreement with an Affiliate of SCEE which shall have been terminated for breach by such party, or (b) is, or which directly or indirectly holds or acquires a partnership or equity interest in, the developer of (or other owner of intellectual property rights in) any interactive hardware device or product which is or will be directly or indirectly competitive with the PlayStation, or (c) is in litigation with Sony concerning any proprietary technology, trade secrets and/or intellectual property matter(s)] in Publisher or in all or substantially all of Publisher's property (whether tangible or intangible), assets and/or undertaking, being acquired, directly or indirectly, by any person, firm, corporation or other entity; or (x) Publisher enters into any third party business relationship pursuant to which Publisher makes a material contribution to the development of the core components of any interactive hardware device or product which is or will be directly or indirectly competitive with the PlayStation, or if Publisher directly or indirectly holds or acquires a partnership or equity interest (other than a holding or acquisition of less than an aggregate of 5% (five percent) of the issued share capital, as quoted on a recognised investments exchange) in, or otherwise forms a strategic commercial relationship with, any third party firm, corporation or other entity which has developed or during the Term develops (or which owns or during the Term acquires ownership of intellectual property rights in) any such device or product; or (xi) [**]. As used in this Clause 13.1, "controlling interest" means (i) in relation to a body corporate, the power of the holder of such interest to secure - (a) by means of the holding of shares or the possession of voting power in, or in relation to, that or any other body corporate or
        (b) by virtue of any powers conferred by the Articles of Association or other document regulating that or any other body corporate - that the affairs of such body corporate be conducted in accordance with the wishes of the holder of such interest, and (ii) in relation to a partnership, the right to a share of more than 50% (fifty percent) of the assets or of the income of the partnership. Forthwith upon such occurrence, Publisher shall notify SCEE of the occurrence of any of the events or circumstances specified in (ii) to (x) above; and Publisher's failure so to do shall be a material breach of this Agreement not capable of remedy.

13.2 Further, SCEE shall have the right by written notice to Publisher forthwith to terminate the licences and related rights herein granted to Publisher in relation to any PlayStation Software at any time after the occurrence of any of the following events: (i) any failure by Publisher to submit to SCEE the materials required to be submitted under Clauses
        5.2 and 5.3 (or, if applicable, under Clause 5.7) in the form and manner and in conformity with the standards and specifications therein prescribed; and (ii) any failure by Publisher promptly to notify SCEE in writing of any material change to any of the materials approved by SCEE pursuant to Clause 5.4 (or, if applicable, pursuant to Clause 5.7); provided however that SCEE shall not be entitled to exercise such right of termination if Publisher's failure under (i) above is directly caused by SCEE's failure to comply with any of its material obligations expressly set forth herein.


[*] Confidential portion omitted and filed separately with the Securities and Exchange Commission.


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Sony Computer Entertainment Europe                                       Page 14
PlayStation Licensed Publisher(x)
                                  CONFIDENTIAL

14.     EFFECT OF EXPIRATION OR TERMINATION

14.1 Notwithstanding the expiration of the Term, Publisher shall be entitled to continue to publish PlayStation Software the development of which shall have been approved prior to or during the Term hereof by SCEE (or by an Affiliate of SCEE) pursuant to the applicable LDA, and to use the Licensed Trademarks strictly, only and directly in connection with such publication, until the expiration of the Term or, if later, until the [**]. Upon expiration of the Term or, if applicable, such extended period for publishing PlayStation Software, Publisher may sell off existing inventories of the applicable PlayStation Software titles, on a non-exclusive basis, for a period of [**] from the applicable expiration date; provided always that such inventory thereof shall not have been manufactured solely or principally for sale within such sell-off period.

14.2 However, upon the exercising by SCEE of its right of termination, either of this Agreement pursuant to Clause 13.1(i) to (viii) or in relation to any PlayStation Software pursuant to Clause 13.2, all rights, licences and privileges licensed or otherwise granted to Publisher hereunder, either generally or in relation to such PlayStation Software (as applicable), shall forthwith and without further formality revert absolutely to SCEE and Publisher shall forthwith cease and desist from any further use of the Sony Materials, any Sony Intellectual Property Rights related thereto and the Licensed Trademarks, and, subject to Clause 14.3, shall have no further right to continue the marketing, sale and/or distribution of any units of Licensed Product or of any units of Licensed Product derived from such PlayStation Software (as applicable).

14.3    In the event of termination by SCEE pursuant to Clause 13.1(ix), (x) or
        (xi) or by Publisher pursuant to Clause 25, Publisher may sell off then unsold units of Licensed Product(s), for a period of [**] from the effective date of termination; provided always that such inventory thereof shall not have been manufactured solely or principally for sale within such sell-off period. Subsequent to the expiry of such [**] or [**] sell-off period, or in the event of termination by SCEE pursuant to Clause 13.1(i) to (viii) or Clause 13.2, any and all units of Licensed Products or the applicable Licensed Products (as the case may be) remaining in Publisher's inventory and/or under its control shall be destroyed by Publisher within [**] following such expiry or effective date of termination. Within [**] following such destruction, Publisher shall furnish SCEE an itemised statement, certified accurate by a duly authorised officer, partner or other representative (as applicable) of Publisher, specifying the number of then unsold units of Licensed Product(s) to which such termination applies, on a PlayStation Software title-by-title basis, which remain in its inventory and/or under its control at such date, confirming the number of units of Licensed Products destroyed, on a PlayStation Software title-by-title basis, and indicating the location and date of such destruction and the disposition of the remains of such destroyed materials. SCEE shall be entitled to conduct a physical inspection of Publisher's inventory during normal business hours in order to ascertain or verify such inventory and/or statement.

14.4 Upon termination of the Term by SCEE pursuant to Clause 13.1, Publisher shall forthwith deliver up to SCEE (or, if so requested by SCEE in writing, destroy and promptly furnish SCEE a certificate of such destruction signed by a duly authorised officer, partner or other representative (as applicable) of Publisher) all Sony Materials, and any Confidential Information of Sony of which Publisher shall have become apprised and which has been reduced to tangible or written form, and any and all copies thereof then in the possession, custody or control of Publisher.

14.5 SCEE shall be under no obligation to renew or extend this Agreement notwithstanding any actions taken by either of the parties prior to its expiration or earlier termination. In the event of termination pursuant to Clauses 13.1 or 13.2, no part of any payment(s) whatsoever theretofor made to SCEE hereunder (or, if Publisher shall also have executed a LDA, thereunder) shall be owed or repayable to Publisher, and nor shall either party be liable to the other for any damages (whether direct, consequential or incidental, and including without limitation any expenditures, loss of profits

[*] Confidential portion omitted and filed separately with the Securities and Exchange Commission.

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        or prospective profits) sustained or arising out of, or alleged to have been sustained or to have arisen out of, such expiration or earlier termination. However, the expiration or earlier termination of this Agreement shall not excuse either party from any prior breach of any of the terms and provisions of this Agreement or from any obligations surviving such expiration or earlier termination, and full legal and equitable remedies shall remain available for any breach or threatened breach of this Agreement or of any obligations arising therefrom.

14.6 The expiration or earlier termination of this Agreement (whether by SCEE pursuant to Clause 13 or otherwise howsoever) shall be without prejudice to any and all rights and remedies which either party may then or subsequently have against the other party.

15.     NOTICES

15.1 All notices under this Agreement shall be in writing and shall be given by courier or other personal delivery, by registered or certified mail, by recognised international courier service or by facsimile transmission (with an immediate confirmation copy by regular mail or any of the methods specified above) at the appropriate address hereinbefore specified or at a substitute address designated by notice by the party concerned (and in the case of notices to SCEE shall be directed to its Director of Business Affairs (or such other Sony representative as shall from time to time be designated by notice by SCEE). Notices given other than by facsimile transmission shall be deemed given and effective when delivered. Notices given by facsimile transmission shall be deemed given only upon receipt of confirmation copy as aforesaid but, upon such receipt, shall be deemed effective as of the date of transmission.

15.2 Whenever Publisher is required to obtain the authorisation, consent or approval of SCEE, Publisher shall request the same by notice to SCEE as aforesaid, and with a copy under separate cover to its General Manager of Product Development or such other Sony representative as shall from time to time be designated by notice to Publisher. Such authorisation, consent or approval shall not be deemed to be granted unless and until SCEE shall have given a written affirmative response to each request therefor and shall in no event be implied or inferred from any delay or failure of SCEE to give such or any response.

16.     FORCE MAJEURE

Neither SCEE nor Publisher shall be liable for any loss or damage or be deemed to be in breach of this Agreement if its failure to perform, or failure to cure any breach of, its obligations under this Agreement results from any events or circumstances beyond its reasonable control, including without limitation any natural disaster, fire, flood, earthquake or other act of God, inevitable accidents, lockout, strike or other labour dispute, riot or civil commotion, act of public enemy, enactment, rule, order or act of any government or governmental authority, failure of technical facilities, or failure or delay of transportation facilities.

17.     RELATIONSHIP OF THE PARTIES

The relationship hereunder between SCEE and Publisher respectively is that of licensor and licensee. Publisher is an independent contractor and shall not in any respect act as or be deemed to be the legal representative, agent, joint venturer, partner or employee of SCEE for any purpose whatsoever. Neither party shall have any right or authority to assume or create any obligations of any kind or to make any representation or warranty (express or implied) on behalf of the other party or to bind the other party in any respect whatsoever.

18.     ASSIGNABILITY

SCEE has entered into this Agreement based on the particular reputation, capabilities and experience of Publisher and of its officers, directors and employees. Accordingly, Publisher may not assign, pledge or otherwise dispose of this Agreement or of any of its rights hereunder, nor delegate or otherwise transfer any of its obligations hereunder, to any third party unless the prior written consent of SCEE shall first



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


have been obtained in each case. Any attempted or purported assignment, pledge, delegation or other disposition in contravention of this Clause 18 shall be null and void and a material breach of this Agreement not capable of remedy. SCEE shall be entitled, without the consent of Publisher, to assign its rights and obligations hereunder to any corporation or other entity in which Sony Corporation (or any successor in interest thereto) holds a controlling interest, whether directly or indirectly. Subject to the foregoing, this Agreement shall enure to the benefit of the parties and their respective successors and permitted assigns.

19.     COMPLIANCE WITH APPLICABLE LAWS

The parties shall at all times comply with all applicable regulations and orders of their respective countries and all conventions and treaties to which their countries are party or relating to or in any way affecting this Agreement and the performance by the parties of this Agreement. Each party, at its own expense, shall negotiate and obtain any approval, licence or permit required for the performance of its obligations hereunder, and shall declare, record or take such steps as may be necessary to render this Agreement binding, including without limitation any required filing of this Agreement with any appropriate governmental authorities.

20.     GOVERNING LAW

This Agreement shall be governed by, construed and interpreted in accordance with English Law, without giving effect to the conflict of laws principles thereof. The parties irrevocably agree for the exclusive benefit of SCEE that the English Courts shall have jurisdiction to adjudicate any proceeding, suit or action arising out of or in connection with this Agreement. However, nothing contained in this Clause 20 shall limit the right of SCEE to take any such proceeding, suit or action against Publisher in any other court of competent jurisdiction, nor shall the taking of any such proceeding, suit or action in one or more jurisdictions preclude the taking of any other such proceeding, suit or action in any other jurisdiction, whether concurrently or not, to the extent permitted by the law of such other jurisdiction. Publisher shall have the right to take any such proceeding, suit or action against SCEE only in the English Courts.

21.     REMEDIES

Publisher acknowledges and agrees that any breach by Publisher of this Agreement may cause Sony irreparable harm and damage which may not be capable of remedy by damages alone and therefore that in the event of any such breach SCEE may seek equitable (including injunctive) relief against Publisher in addition to damages and/or any other remedy available to SCEE at law or in equity. Either party's election to avail itself of any of the remedies provided for in this Agreement shall not be exclusive of any other remedies available hereunder or otherwise at law or in equity, and all such remedies shall be cumulative. Publisher shall indemnify SCEE for all losses, liabilities, damages, expenses and costs, including without limitation reasonable fees for lawyers, expert witnesses and litigation costs, which SCEE may sustain or incur as a result of any breach or threatened breach by Publisher of this Agreement.

22.     SEVERABILITY

In the event that any provision of this Agreement (or any part(s) thereof), other than a provision in respect of which SCEE gives a notice of amendment pursuant to Clause 25, is determined by a court of competent jurisdiction to be invalid or otherwise unenforceable, such provision (or part(s) thereof) shall be enforced to the extent possible consistent with the stated intention of the parties or, if incapable of such enforcement, shall be deemed to be deleted from this Agreement, but not in any way so as to affect the validity or enforceability of any other provisions of this Agreement which shall continue in full force and effect.


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

23.     PROVISIONS SURVIVING EXPIRATION OR TERMINATION

The following provisions of this Agreement shall survive and continue in full force and effect notwithstanding its expiration or earlier termination (whether by SCEE pursuant to Clause 13 hereof or otherwise howsoever):

 Clause 3                Sub-Publishers
 Clause 4                Reservations
 Clause 5.8 + 5.9        Notices & Consumer Advisory Ratings
 Clause 6                Manufacture of Licensed Products
 Clause 7                Purchase Price
 Clause 9                Confidentiality
 Clause 10.2 to 10.4     Warranties
 Clause 11               Indemnities
 Clause 12               Limitations of Liability
 Clause 14               Effect of Expiration or Termination
 Clause 18               Assignability
 Clause 20               Governing Law
 Clause 21               Remedies
 Clause 22               Severability

24.     WAIVER

No failure or delay by either party in exercising any right, power or remedy under this Agreement shall operate as a waiver of any such right, power or remedy. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to enforce such waiver. Any waiver by either party of any provision of this Agreement shall not be construed as a waiver of any other provision of this Agreement, nor shall such waiver operate or be construed as a waiver of such provision in relation to any future event or circumstance.

25.     AMENDMENTS

[**] Subject to the foregoing and except as otherwise provided herein, this Agreement shall not be subject to amendment, change or modification other than by another written instrument duly executed by both of the parties hereto.

26.     HEADINGS

The clause and other headings contained in this Agreement are intended primarily for reference purposes only and shall not alone determine the construction or interpretation of this Agreement or any provision(s) hereof.


[*] Confidential portion omitted and filed separately with the Securities and Exchange Commission.


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

27.     INTEGRATION

This document (including the Schedules hereto) constitutes the entire agreement between the parties with respect to the subject matter contained herein, and supersedes all prior or contemporaneous agreements, proposals, understandings and communications between Sony and Publisher, whether oral or written, with respect to the subject matter hereof. However, the generality of the foregoing notwithstanding, the NDA and, if applicable, the LDA executed by Publisher shall continue in full force and effect.

28.     COUNTERPARTS

This Agreement may be executed in 2 (two) counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.


IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date first above written.


SONY COMPUTER ENTERTAINMENT EUROPE          THQ INTERNATIONAL LIMITED
(a Division of SONY COMPUTER
ENTERTAINMENT UK LIMITED)



/s/ CHRISTOPHER DEERING                     /s/ TIM WALSH
----------------------------------          ------------------------------------
Signature                                   Signature

    CHRISTOPHER DEERING                         TIM WALSH
----------------------------------          ------------------------------------
Name                                        Signatory's Name (please print)

    President                                   V.P. International
----------------------------------          ------------------------------------
Title                                       Title



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

                                   SCHEDULE 1


       to the PlayStation Licensed Publisher Agreement dated the 25th day of June 1998 between Sony Computer Entertainment Europe (a Division of
      Sony Computer Entertainment UK Limited) and THQ International Limited



                         LICENSED TERRITORY (CLAUSE 1.2)



 (1)

           Australia            Iceland             Poland
           Austria              Ireland             Portugal
           Azerbaijan           Israel              Qatar
           Bahrain              Italy               Russian Federation
           Belgium              Kazakhstan          Saudi Arabia
           Botswana             Kenya               Slovakia
           Bulgaria             Kuwait              Slovenia
           Croatia              Latvia              South Africa & Namibia
           Cyprus               Lebanon             Spain
           Czech Republic       Lichtenstein        Sweden
           Denmark              Lithuania           Switzerland
           Djibouti             Luxembourg          Syria
           Egypt                Madagascar          Tanzania
           Estonia              Malta               Tunisia
           Ethiopia             Mauritius           Turkey
           Finland              Morocco             Ukraine
           France               Netherlands         United Arab Emirates
           Germany              New Zealand         United Kingdom
           Gibraltar            Nigeria             Uzbekhistan
           Greece               Norway              Yemen
           Hungary              Oman                Zimbabwe

        and all other countries which from time to time are members of the European Union or have otherwise implemented the Treaty on a European Economic Area or where Articles 85 & 86 of the Treaty of Rome (or provisions similar thereto) have been implemented or are otherwise directly effective.



(2) Such countries in addition to those specified in (1) above in which the PAL television standard obtains and which SCEE, in its sole discretion as representative of Sony Computer Entertainment worldwide, determines from time to time to include within the Licensed Territory by notice to Publisher. Without limiting the generality of the foregoing, SCEE shall have the right not to include within the Licensed Territory or, having included, subsequently to exclude from the Licensed Territory by reasonable notice to Publisher (and intends so to exclude) any such country or countries in which, in SCEE's best business judgment, the laws or enforcement of such laws do not protect Sony Intellectual Property Rights. By not later than the expiry of any such notice of exclusion, Publisher shall cease and desist, in the country or countries concerned, from any further use of the Sony Materials, any Sony Intellectual Property Rights related thereto and the Licensed Trademarks and shall have no further right to continue or authorise the marketing, sale and/or distribution of any units of PlayStation Software.



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

                                   SCHEDULE 2

       to the PlayStation Licensed Publisher Agreement dated the 25th day of June 1998 between Sony Computer Entertainment Europe (a Division of Sony Computer Entertainment UK Limited) and THQ International Limited


PURCHASE PRICE (CLAUSE 7.1)


for "standard" 1-Disc PlayStation Software product unit comprising:
- 1 (one)  black PlayStation interactive software Disc
- 2-colour standard Disc Label
- single-tray PlayStation jewelcase, including assembly

                                                                   [**] per unit

for "standard" Multi-Disc PlayStation Software product unit (up to 6 Discs) comprising:
- applicable number of black PlayStation interactive software Discs
- applicable number of 2-colour standard Disc Labels
- applicable multi-tray PlayStation jewelcase

                                      [**] (+ [**] per additional Disc) per unit


For more than 6-Disc PlayStation Software product units -
                                                          [**]


PlayStation Disc mastering                                            NO CHARGE


The Purchase Price and minimum order and reorder quantities for "non-standard" Manufactured Materials shall be as detailed in the Specifications or, where not so detailed, and subject to availability, [**].


                                 --------------

                                   [    **    ]


Initialed by                                 Initialed by
[CD]                                         [TW]
Sony Computer Entertainment Europe           THQ International Ltd

[*] Confidential portion omitted and filed separately with the Securities and Exchange Commission.

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